Exhibit 5.1

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November 3, 2020

Premier, Inc.

13034 Ballantyne Corporate Place

Charlotte, NC 28277

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Premier, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering on a delayed basis pursuant to Rule 415 under the Securities Act of an indeterminate amount of (i) shares of Class A common stock, par value $0.01 per share (the “Common Stock”), of the Company, (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company, and (iii) debt securities, in one or more series, which may be subordinated debt securities (“Debt Securities”), to be issued pursuant to an indenture between the Company and a trustee to be named (the “Indenture”), which may be supplemented for any series of Debt Securities and which is filed as an exhibit to the Registration Statement (collectively, the “Securities”). The Securities may be sold from time to time as set forth in the Registration Statement and the prospectus which forms part of the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In arriving at the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of officers and other representatives of the Company, instruments and certificates of public officials, corporate records and such other documents as we have deemed necessary as the basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials and others.

We have also assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (the “Board”) consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement (each, a “Board Action”) and in accordance with the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws and applicable Delaware law, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) are effective under the Securities Act, (iii) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and (vii) the Securities as executed and delivered do not result in a default under or breach of any agreement or instrument binding upon the Company.

Based upon, subject to and limited by the assumptions, qualifications and other limitations set forth herein, we are of the opinion that, as of the date hereof:

1. Upon due authorization by Board Action of an issuance of shares of Common Stock, and upon issuance and delivery of such Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable purchase or underwriting agreement, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such shares of Common Stock issued under the Registration Statement will be validly issued and fully paid and non-assessable.

2. Upon designation by applicable Board Action of Preferred Stock and due authorization by Board Action of an issuance of shares of Preferred Stock, in accordance with the terms of the Certificate of Incorporation of the Company and applicable law, upon issuance and delivery of such Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable purchase or underwriting agreement, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock issued under the Registration Statement will be validly issued and fully paid and non-assessable.

3. When the Indenture has been duly executed on behalf of the Company and the trustee thereunder (the “Trustee”), the Trustee has been qualified to act as trustee under the Indenture and the Debt Securities have been duly established by the Indenture or any supplemental indenture thereto, duly authorized and established by applicable Board Action and duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable purchase or underwriting agreement, the Indenture and any applicable supplemental indenture thereto, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with the terms thereof, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance or moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

We have assumed for purposes of this opinion, with respect to obligations of the Company under the Indenture that, from and after execution of the Indenture by the Trustee (i) the Trustee will be duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and duly qualified to engage in the activities contemplated by the Indenture, (ii) such Indenture will have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance or moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability, (iii) the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations and (iv) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We express no opinion as to the applicability of, compliance with or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and, to the extent relevant to the opinions expressed herein, the laws of the State of New York.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed herein.

We hereby consent to the submission of this opinion to the Commission as an exhibit to the Registration Statement. We hereby also consent to the reference to our Firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Sincerely,

/s/ McDermott Will & Emery LLP